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                                                                    EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-3 and S-8) of Alliance Pharmaceutical Corp. (the "Company") of our report dated September 6, 2006, on our audit of the consolidated financial statements of the Company as of June 30, 2006, and for the year then ended, which report is included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2006 filed with the Securities and Exchange Commission on September 27, 2006.

                                                     /S/ CORBIN & COMPANY LLP

Corbin & Company LLP
Irvine, California
September 26, 2006